EXECUTION

AMENDMENT AND JOINDER

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) dated March 31, 2025 (“Effective Date”) is by and between each of Virtus Alternative Solutions Trust, Virtus Asset Trust, Virtus Equity Trust, Virtus Global Multi-Sector Income Fund, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Total Return Fund Inc., Virtus Variable Insurance Trust, Virtus Investment Trust, Virtus Strategy Trust, Virtus Artificial Intelligence & Technology Opportunities Fund, Virtus Convertible & Income Fund, Virtus Convertible & Income Fund II, Virtus Diversified Income & Convertible Fund, Virtus Equity & Convertible Income Fund, Virtus Dividend, Interest & Premium Strategy Fund, The Merger Fund®, The Merger Fund® VL, Virtus Event Opportunities Trust, Virtus Stone Harbor Emerging Markets Income Fund, Virtus Managed Account Completion Shares (MACS) Trust, Alphasimplex Managed Futures Strategy Cayman Fund Ltd., Alphasimplex Global Alternatives Cayman Fund Ltd., and Virtus Global Credit Opportunities Fund (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY”).

BACKGROUND:

A.

BNY and the Virtus Alternative Solutions Trust entered into a Foreign Custody Manager Agreement dated as of March 21, 2014, as amended (the “FCM Agreement”) relating to BNY’s provision of foreign custody services.

B.

A Joinder Agreement and Amendments to Foreign Custody Manager Agreement were entered into among the parties on December 1, 2018 and effective as of September 11, 2017, March 8, 2019, May 22, 2019, September 1, 2019, November 15, 2019, August 27, 2020, November 13, 2020, May 19, 2021, February 12, 2022, April 4, 2022, September 30, 2022, May 19, 2023, and December 23, 2024 for the purpose of amending the Agreement and/or adding or removing certain Funds.

C.	Each Fund and BNY desire that each Fund be a party to the Agreement and receive the custody services set forth in the Agreement and desire to amend the Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.

By executing this Agreement and Joinder, each Fund and BNY agrees to become a party to, and be bound by, and to comply with the terms of the Agreement in the same manner as if each of the undersigned were an original signatory to the Agreement. For the avoidance of doubt, each Fund listed at Annex I shall be considered to have a separate agreement with BNY and hereby appoints BNY to provide custody services in accordance with the terms set forth in the Agreement. BNY accepts such appointment and agrees to furnish such services.

2.	Annex I to the FCM Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

3.	Miscellaneous.

(a)

Capitalized terms not defined in this Agreement shall have the same meanings as set forth in the FCM Agreement. In the event of a conflict between the terms hereof and the FCM Agreement this Agreement shall control.

(b)	As hereby amended and supplemented, the FCM Agreement shall remain in full force and effect.

(c)

The FCM Agreement, as supplemented hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)	This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

VIRTUS ALTERNATIVE SOLUTIONS TRUST VIRTUS ASSET TRUST
VIRTUS EQUITY TRUST
VIRTUS GLOBAL MULTI-SECTOR INCOME FUND VIRTUS INVESTMENT TRUST
VIRTUS OPPORTUNITIES TRUST VIRTUS RETIREMENT TRUST VIRTUS STRATEGY TRUST
VIRTUS TOTAL RETURN FUND INC. VIRTUS VARIABLE INSURANCE TRUST
VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND
VIRTUS CONVERTIBLE & INCOME FUND VIRTUS CONVERTIBLE & INCOME FUND II
VIRTUS DIVERSIFIED INCOME & CONVERTIBLE FUND VIRTUS EQUITY & CONVERTIBLE INCOME FUND
VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND THE MERGER FUND®
THE MERGER FUND® VL
VIRTUS EVENT OPPORTUNITIES TRUST
VIRTUS STONE HARBOR EMERGING MARKETS INCOME FUND VIRTUS MANAGED ACCOUNT COMPLETION SHARES (MACS) TRUST VIRTUS GLOBAL CREDIT OPPORTUNITIES FUND

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Vice President

ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD. ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD.

By:	/s/ Suneeta Krishnan
Name:	Suneeta Krishnan
Title:	Authorized Signatory

THE BANK OF NEW YORK MELLON

By:	/s/ Allison M. Gardner
Name:	Allison M. Gardner
Title:	Senior Vice President

March 3, 2025

ANNEX I

THIS ANNEX I, dated as of March 31, 2025, is the Annex I to that certain Foreign Custody Manager Agreement dated as of March 21, 2014, as amended, between each Fund on Annex I and The Bank of New York Mellon.

List of Funds and Series

Fund:	VIRTUS ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

Fund:	VIRTUS CONVERTIBLE & INCOME FUND

Fund:	VIRTUS CONVERTIBLE & INCOME FUND II

Fund:	VIRTUS DIVERSIFIED INCOME & CONVERTIBLE FUND

Fund:	VIRTUS DIVIDEND, INTEREST & PREMIUM STRATEGY FUND
Fund:	VIRTUS EQUITY & CONVERTIBLE INCOME FUND

Fund:	VIRTUS ALTERNATIVE SOLUTIONS TRUST

Series:

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

Virtus AlphaSimplex Global Alternatives Fund

Virtus AlphaSimplex Managed Futures Strategy Fund

Fund:	VIRTUS ASSET TRUST

Series:

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap

Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Fund:	VIRTUS EQUITY TRUST

Series:

Virtus KAR Capital Growth Fund

Virtus KAR Equity Income Fund

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small-Mid Cap Growth Fund

Virtus KAR Small-Mid Cap Value Fund

Virtus SGA Global Growth Fund

Virtus Tactical Allocation Fund

Fund:	VIRTUS GLOBAL MULTI-SECTOR INCOME FUND
Fund:	VIRTUS INVESTMENT TRUST

Series:

Virtus Emerging Markets Opportunities Fund

(f/k/a Virtus AllianzGl Emerging Markets Opportunities Fund)

Virtus Income & Growth Fund (f/k/a Virtus AllianzGl Income & Growth Fund)

Virtus KAR Global Small-Cap Fund (f/k/a Virtus Global Small-Cap Fund;

f/k/a Virtus AllianzGl Global Small-Cap Fund)

Virtus KAR Health Sciences Fund (f/k/a Virtus Health Sciences Fund;

f/k/a Virtus AllianzGl Health Sciences Fund)

Virtus NFJ Dividend Value Fund

Virtus NFJ International Value Fund

Virtus NFJ Large-Cap Value Fund

Virtus NFJ Mid-Cap Value Fund

Virtus NFJ Small-Cap Value Fund

Virtus Silvant Focused Growth Fund (f/k/a Virtus Focused Growth Fund;

f/k/a Virtus AllianzGl Focused Growth Fund)

Virtus Silvant Mid-Cap Growth Stock Fund (f/k/a Virtus Mid-Cap Growth

Fund; f/k/a Virtus AllianzGl Mid-Cap Growth Fund)

Virtus Small-Cap Fund (f/k/a Virtus AllianzGl Small-Cap Fund)

Virtus Zevenbergen Technology Fund (f/k/a Virtus Technology Fund; f/k/a Virtus

AllianzGl Technology Fund)

Fund:	VIRTUS MANAGED ACCOUNT COMPLETION SHARES (MACS) TRUST

Series:

Virtus Newfleet ABS MACS

Virtus Newfleet CMBS MACS

Virtus Newfleet Floating Rate MACS

Virtus Newfleet High Yield MACS

Virtus Newfleet RMBS MACS

Virtus Seix High Yield MACS

Virtus Stone Harbor EMD MACS

Virtus Stone Harbor EMD Sovereign MACS

Fund:	VIRTUS OPPORTUNITIES TRUST

Series:

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps Real Asset Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus KAR Developing Markets Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Seix Tax-Exempt Bond Fund

Virtus SGA Emerging Markets Equity Fund (f/k/a Virtus Vontobel Emerging

Markets Opportunities Fund)

Virtus Stone Harbor Emerging Markets Bond Fund

(f/k/a Virtus Stone Harbor Emerging Markets Corporate Debt Fund) Virtus Stone Harbor

Emerging Markets Debt Income Fund

(f/k/a Virtus Stone Harbor Emerging Markets Debt Fund)

Virtus Stone Harbor Local Markets Fund

Fund:	VIRTUS RETIREMENT TRUST

Series:

None

Fund:	VIRTUS STRATEGY TRUST

Series:

Virtus Convertible Fund (f/k/a Virtus AllianzGl Convertible Fund)

Virtus Duff & Phelps Water Fund (f/k/a Virtus Water Fund; f/k/a Virtus AllianzGl Water Fund)

Virtus Global Allocation Fund (f/k/a Virtus AllianzGl Global Allocation Fund)

Virtus International Small-Cap Fund (f/k/a Virtus AllianzGl International Small-Cap Fund)

Virtus Newfleet Short Duration High Income Fund (f/k/a Virtus Short Duration High Income Fund;

f/k/a Virtus AllianzGl Short Duration High Income Fund)

Virtus NFJ Emerging Markets Value Fund

Fund:	VIRTUS TOTAL RETURN FUND INC.

Fund:	VIRTUS VARIABLE INSURANCE TRUST

Series:

Virtus Duff & Phelps Real Estate Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Equity Income Series

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series

Virtus SGA International Growth Series

Virtus Tactical Allocation Series (f/k/a Virtus Strategic Allocation Series)

Fund:	THE MERGER FUND®

Fund:	THE MERGER FUND® VL

Fund:	VIRTUS EVENT OPPORTUNITIES TRUST

Series:

Virtus Westchester Event-Driven Fund

Virtus Westchester Credit Event Fund

Fund:	VIRTUS STONE HARBOR EMERGING MARKETS INCOME FUND

Fund:	VIRTUS GLOBAL CREDIT OPPORTUNITIES FUND

Fund:	STONE HARBOR LEVERAGED LOAN FUND LLC

Fund:	ALPHASIMPLEX MANAGED FUTURES STRATEGY CAYMAN FUND LTD.

Fund:	ALPHASIMPLEX GLOBAL ALTERNATIVES CAYMAN FUND LTD.